Exhibit 10.2

Management Employees
Relocation Program – Plan A

Getting Started
AT&T’s relocation program provides financial and service assistance to employees who relocate at the company’s request. The program is designed to address most events in a typical relocation and intended to ease the transition to the new location for you and your family. Our goal is to provide consistent and equitable treatment to all who qualify for this program.
The document outlines the various components available to you. We suggest you review it carefully and make note of any questions or further information you may need.
Who is Eligible?
To be eligible for the relocation program, the circumstances of your relocation must meet the requirements and company procedures listed below:
•A full-time management employee.
•Company-initiated transfer and your relocation has been approved prior to any action under this program.
•The commute to your new work location from your former residence is at least 50 miles greater than the commute from your former residence to your previous work location. This is not measured office to office.
•You must also establish a new residence within 40-50 miles of the new work location. Any new residence more than 50 miles from the new work location must be approved via Altair.
•The transfer is between locations within the U.S.
•All relocation activities must be completed within 12 months from your hire or job offer date.
•You have signed and returned a Relocation Repayment Agreement to your designated relocation consultant.
Relocation Repayment Agreement
Employees are required to sign a Relocation Repayment Agreement to start the relocation process. You’ll return this form to your Altair relocation consultant. Services cannot start until you return your signed repayment agreement.
An employee who relocates at the company’s request and voluntarily terminates employment or is terminated for cause within a one-year period will be required to repay all the relocation monies spent by the Company, including tax gross-up.
If you’re involuntarily terminated (for any reason other than for cause), you won’t be responsible for repayment of any relocation expenses, regardless of the duration of employment at the new location.

Page 2 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Altair Will Administer Your Relocation
Altair Global is a full-service relocation management firm retained by AT&T to assist you with each step of your relocation. You’ll have a primary point of contact at Altair, your relocation consultant, who will provide service, answer questions and address issues that arise.
In addition to normal business hours, once you’re officially initiated into the relocation program, your relocation consultant is available evenings and weekends to assist you with any urgent aspect of your relocation.
Altair Global
3201 Dallas Pkwy, Ste 1200
Frisco, TX 75034
Toll Free: 877.290.8500
Direct: 972.468.3000

Expenses
Review this program document to understand what expenses are covered by the company as part of your relocation. Your company-issued corporate credit card(s) should never be used for any expense related to your move.
Tax Implications of Relocation Components
With the exception of equity advances and amended value sales, all of the amounts expended by AT&T on your behalf during relocation, whether reimbursed to you or paid directly to a service provider, will be included in your annual income. Relocation payments will appear on your W-2 issued in January of the following year.
AT&T will provide tax assistance for some of your taxable components through a process called “gross-up.” Gross-up tax assistance is not subject to appeal by the Employee. Other items are not subject to gross-up tax assistance. Federal, State, Local, Social Security and Medicare taxes will be withheld from these payments.
Because of the complexities of income tax laws, Altair Global and AT&T will not assume responsibility for the tax implications of your relocation income. It is recommended that each employee seek professional advice and assistance in this matter; however, charges for such assistance are not reimbursable.
AT&T has year-end processing cutoff dates supplied by Payroll. To meet these deadlines each year there is a blackout period, typically the month of December, in which W-2 impacting relocation payments cannot be paid directly to you or on your behalf. Payments resume in early January of the following year.
Relocation Components Tax Table
Page 3 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Relocation Component	Taxable?	Grossed Up?
Miscellaneous Move Allowance	Y	N*
Lump Sum Allowance	Y	Y
Lease Cancellation	Y	Y
Home Sale – Amended Value Sale & Guaranteed Buyout Offer	N	N/A
Home Sale – Unassisted Sale if home IS NOT eligible	Y	Y
Home Sale – Unassisted Sale if home IS eligible	Y	N*
Equity Advance & Equity Disbursement	N	N/A
Home Sale Incentive	Y	N*
Loss on Sale	Y	Y
Rental Assistance / Finder’s Fees	Y	Y
Home Purchase Closing Costs	Y	Y*
Household Goods Move	Y	Y
Auto Shipment	Y	Y
Storage of Household Goods	Y	Y
Family Acclimation Assistance	Y	Y
*Applicable taxes withheld at the time of payment

Page 4 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Navigating Relocation Program – Plan A
Move Allowances
Miscellaneous Move Allowance
Lump Sum Move Allowance
Lease Cancellation
Home Sale Program
Home Sale Program
Guaranteed Buyout Offer
Equity Advance
Equity Disbursement
Home Sale Incentive
Loss on Sale
New Home Finding Assistance
Rental Assistance
Home Buying Assistance
Household Good Moving
Insurance
Moving Services
Household Goods Storage
Transportation of Automobiles
Special or Extraordinary Shipping Requirements Are Your Responsibility
Authorized Goods
Unauthorized Goods
Additional Exclusions
Important Information Concerning Household Goods Shipping
Family Acclimation Assistance
Program Information
Move Allowances
Page 5 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

The relocation program does not specifically cover every expense you’re likely to incur in your move. To help you cover these various costs for relocation expenses not expressly covered by the program, you’ll be provided 2 separate components: A Miscellaneous Move Allowance (MMA) calculated based on your salary and a Lump Sum Allowance calculated by Altair.
Miscellaneous Move Allowance
The Miscellaneous Move Allowance (MMA) is equal to 7% of your base salary in the new location. The allowance may be used to help with expenses such as:
•Extending components beyond the program provisions, such as storage
•Household goods services provided on weekends or holidays (if mover can accommodate)
•Shipping extraordinary items, loss of frozen foods and plants in move
•Extra stops at origin or destination by the mover
•Enclosed car carrier
•Childcare fees
•Security or utility deposits
•Installation expenses for telephone, TV, cable, or satellite hook-ups
•Wiring new home for electronic systems
•House cleaning/trash removal
•Driver and car license reissues
•Moving, boarding expenses for pets
•Tax obligations not fully offset by gross-up
•Other unforeseen expenses
The money is yours to use as you wish; no accounting to Altair or AT&T is required. It is highly recommended you talk to a tax advisor at the beginning of your relocation and retain receipts for your personal tax records.
The MMA is reported as additional gross earnings, and appropriate taxes will be withheld at the time of payment. Refer to the Relocation Components Tax Table for further details.

Page 6 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Lump Sum Allowance
AT&T provides a Lump Sum Allowance to assist with specific relocation expenses. Altair calculates the allowance based on your move locations, your family size and your departure home location status as a homeowner or a renter.
The allowance is calculated to cover expenses associated with:
•Home finding trip(s) – lodging, meals, and round-trip transportation
•Temporary living expenses – lodging, meals and return trips during temporary living
•Final move – lodging, meals, and one-way transportation
The Lump Sum Allowance is reported as additional gross earnings. The amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.

Page 7 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Lease Cancellation
AT&T provides reimbursement of documented lease cancellation and lost security deposit expenses in an amount up to 2 months’ rent. Pet deposits are not eligible for reimbursement.
You must have signed your lease prior to the date of the official relocation and must provide Altair with a copy of the lease agreement and written details of the arrangements you made with the landlord.
Reasonable costs associated with breaking a lease will be reimbursed, including:
•Lease cancellation fees.
•Untenanted rent upon vacate.
•Forfeited security deposits.
The following supporting documentation must be provided to your relocation consultant:
•Copy of the lease.
•Letter from landlord documenting expenses owed.
•Proof of payment
Lease cancellation expense reimbursement is reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.
Page 8 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Home Sale Program
The sale of your home may be one of the most critical factors in accomplishing a successful relocation. The Home Sale Program provided by AT&T through Altair is designed to help you obtain a suitable price for your home in a reasonable period. The plan is also structured to save money for AT&T and you by providing the opportunity for significant tax savings.
Contact Altair First!
You must work with Altair to remain eligible for the home sale component. Do not contact any broker or agent about listing your home for sale until you have spoken with your Altair consultant or you may lose financial assistance in selling your home.
Home Sale Program
It is in your best interest to work closely with your broker and Altair to find a buyer for your home. AT&T’s Home Sale Program is designed to help you market your home effectively.
•Altair provides continuous support in marketing your home, evaluating offers and advising you throughout the process.
•Closing your home sale through a carefully structured program called the Amended Value Sale provides tax advantages for AT&T and you.
•If you’re not able to find an outside buyer, AT&T, through Altair, will make an offer to purchase your home. Refer to Guaranteed Buyout Offer for more information.
Eligibility of the Home
To be eligible for the Home Sale Program, your home must meet the following criteria:
•The residence is a one-family or two-family home, townhouse, or condominium.
•The home is your primary residence on the effective date of the transfer and you’re currently living there.
•You’re the owner of the property and you have good and marketable title to the property.
•The residence is in good and marketable condition.
•The residence is not presently under renovation.
•You know of no hidden or latent defects for which you might later be held responsible.
•The property is less than 5 acres.
•The property is in a U.S. state.
Some properties are ineligible for the home sale program. AT&T reserves the right to refuse handling of any property. The following list is not all inclusive but will give you some common examples:
•Properties housing more than 2 families
•Properties located in a U.S. territory
Page 9 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

•Cooperative apartments
•Mobile homes and/or trailers
•Residences that require an association’s approval of purchaser
•Secondary tracts of land
•Farm properties
•Homes with structural problems to the extent they are deemed, by a qualified structural engineer, to be unsalable
•Homes involved any form of litigation or pending litigation
•Short sales
•Homes ineligible for standard financing
•Any home built with synthetic stucco
•Homes constructed with LP, composite, or masonite siding (unless remediated); or containing any other materials which are involved in, or could be potentially involved in, a class action lawsuit
•Homes with excessive levels of hazardous substances
•Homes with leased items such as solar panels, HVAC systems, security systems, water purification systems, etc. All systems associated with the home must be fully owned by the employee.
•Vacation homes
•Investment properties
•Apartment buildings

Page 10 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Unassisted Home Sale
If your home is ineligible for the Guaranteed Buyout Offer
If your home does not qualify for the Home Sale Program according to the above criteria, or by the judgment of Altair and AT&T, you’ll be responsible for selling your home directly to a buyer, and you’ll be reimbursed for covered expenses. For reference, a list of reasonable and customary home sale expenses covered by the Company can be found within Step 7 of the Step-by-Step Guide to Home Sale Program. Your home sale expense reimbursement will be grossed up.
If you sell your home through this method, you will not be eligible for Loss on Sale, Equity Advance, or the Home Sale Incentive.
If your home is eligible for the Guaranteed Buyout Offer
If your home does qualify according to the above criteria and you choose not to participate in the Home Sale Program, you’ll be responsible for selling your home directly to a buyer. You’ll still receive reimbursement for reasonable and customary home sale expenses; however, this reimbursement will not be subject to gross–up tax assistance.
If you sell your home through this method, you will not be eligible for Loss on Sale, Equity Advance, or the Home Sale Incentive.
Step-by-Step Guide to Home Sale Program
The following steps ensure compliance with the program. If these steps are altered in any way, your home sale assistance and the tax advantages could be put at risk.
Step 1: Contact your Altair consultant before attempting in any way to sell your home.
As soon as AT&T authorizes Altair to provide services, your consultant will contact you to discuss your relocation. This discussion will cover all aspects of your relocation program, as well as a specific conversation about your home and next steps for beginning the home sale process.
Step 2: Broker’s Market Analysis
After the initial discussion, once you have indicated you’re ready to proceed, your consultant will order 2 Broker’s Market Analyses of your home. A Broker’s Market Analysis (BMA) is performed by a real estate broker based on the current real estate resale activity in the community. Each Analysis will compare your home with other similar, recently sold homes to attempt to answer the question:
What will the home sell for in the next 3 to 4 months with usual financing for the area?
The BMAs will be thoroughly reviewed with you. The average value of the BMAs will be the basis for the initial listing price for your home under the Home Sale Program. It is strongly recommended the home be listed for no more than 5% over the average of the 2 BMAs’ most probable sales price. (Following the appraisal process, you’ll need to adjust your list price, so it is not more than 5% over the value provided in your Guaranteed Buyout Offer.)
Employees are required to utilize a broker who is qualified by Altair Global to remain eligible for the Home Sale and Home Purchase Components of this Plan. Agents may not be a relative or spouse/domestic partner of the employee, nor may they be an AT&T employee. Employees not using an approved realtor will be required to pay a referral replacement fee.
Page 11 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Step 3: Inspections
Altair will order customary inspections (general, wood destroying organism, etc., as well as provide a radon warranty) at the time appraisals are ordered (see Guaranteed Buyout Offer for more details on that process). You’re required to correct any issues noted by the inspections; Altair may re-inspect your home after repairs have been made. These inspection reports legally must be disclosed to any potential buyers.
Repairs identified will be defects (i.e., leaks, faulty furnace or water heater, structural issues, roof concerns.) and do not include cosmetic items such as painting or replacing carpet, unless those items are required by a lender. It is important to note repairs required by Altair, on behalf of AT&T, must be completed even if you have an offer from a buyer who may indicate they will complete the purchase without the repairs. In an Amended Value Sale, Altair and AT&T are the buyer of your home even when there is an outside offer.
Step 4: Selecting a broker or agent to sell your home
Once the BMAs are completed and reviewed, you’ll select one of the agents who completed a BMA to list your home. Talk over your broker preferences with your Altair consultant. If you wish to consider additional brokers, Altair will provide referrals and request BMAs from the agent(s). Approval must be granted before you speak with an agent or take any action regarding the listing of the home. The agent you select is extremely important to achieving the highest possible resale price in the shortest time, so choose carefully.
Step 5: Listing your home for sale
Once you’ve selected an agent, you’ll enter into listing agreement. Note the following important guidelines for listing your home:
•The exclusion clause addendum must accompany the listing agreement. This clause prevents payment of double commission when the home is sold. The Exclusion Clause document will be provided to you by Altair.
•The commission should not exceed 6% without approval in advance by Altair.
•The term of any listing agreement should not exceed 90 days.
•Establish a realistic list price for the home based on the BMAs and feedback from Altair.
•You must complete a home sale disclosure statement. Every home seller has certain duties and obligations to a buyer, including full disclosure of all pertinent information about the condition of the home and its surroundings. Altair will provide a disclosure that is required; however, it is possible your agent will provide an additional disclosure if required by local/state custom.
Step 6: Work closely with the broker and Altair to locate a buyer for your home.
Based on marketing and agent feedback, your consultant may make marketing and pricing recommendations, as well as note market activity that might impact the sales strategy. You’re encouraged to carefully evaluate these recommendations, but you’re not required to accept them.
Step 7: Review any purchase offers on the home with Altair.
Contact your Altair consultant immediately when you receive any offer to purchase your home to discuss the terms of the offer and impact to you.
Page 12 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

You must not sign any purchase offers or accept any earnest money. Your Altair consultant will instruct you on how to proceed.
Signing any purchase offer or accepting any earnest money deposits from a buyer or broker will place your home sale assistance at risk. If an offer from a buyer is acceptable to you and meets the requirements of the home sale program, Altair will sign the contracts. Altair’s obligation to you and AT&T is to determine if the buyer is qualified and if the offer is acceptable.
It is important to proceed with care; some costs may not be covered. Should the buyer’s contract require the seller to pay any concessions or buyer’s expenses at closing, those costs will be deducted from your equity. The following list provides general guidelines for consideration as you negotiate; however, you should consult Altair if there is any question about whether a cost will be paid under AT&T’s program.

Home Sale Closing Costs AT&T Will Pay (if normally required of seller)	Home Sale Closing Costs AT&T Will Not Pay (examples, not all inclusive)
•Document preparation fees
•Survey fees
•Mortgage release fees
•Recording fees
•Transfer taxes
•Title insurance
•Closing and legal fees
•Escrow fees
•FHA/VA fees (required by seller)
•Attorney fees if an attorney is required to handle the actual closing
•Termite or pest inspection
•Radon inspection or warranty, if necessary
•Normal and reasonable real estate broker’s commission (not to exceed 6% of purchase price, unless approved in advance by Altair)

•Discount points (FHA, VA or conventional)
•Escrow
•Insurance
•Utility bills
•Property taxes
•Rent
•Seller concessions included in the contract with the buyer, including buyer’s closing costs, home warranties, repairs, remodeling, restoration, or renovation of any kind
•Expenses to remedy and bring to acceptable standards hazardous conditions in the home, such as:
•Radon gas
•Friable asbestos
•Lead-based paint
•Urea formaldehyde foam insulation
•Underground storage tanks containing toxic materials
•Similar environmental hazards
•Pest control

Step 8: Amended Value Sale
Amended Value Sale is the process utilized when you find a buyer for your home. Per IRS guidelines, the Amended Value Sale must consist of 2 separate, arm’s length transactions:
•Altair purchases the home from you at the same net price and terms as the outside offer received and accepted from a buyer.
Page 13 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

•Altair, as the owner of the property, sells the home to the outside buyer at the accepted price. If something should happen to prevent this second sale from taking place after your home is acquired by Altair, you’re not affected.
Because Altair, on behalf of AT&T, is buying your home based on the value of the offer you have received, Altair must be sure the offer is acceptable. An acceptable offer under the Amended Value Sale program must meet certain requirements, including:
•Buyer’s closing date must be within 60 days of the contract date.
•The contract must not be contingent on the sale of the purchaser’s home. It can, however, be contingent on the close of buyer’s current home if already under contract and the closing is scheduled to occur within thirty (30) days of the contract date between Altair and the outside buyer.
•The contract cannot contain contingencies other than inspections and buyer’s approval for financing.
If Altair cannot accept the contract of sale because the buyer is not qualified with a bona fide offer, you must continue to market the home.
Step 9:    Closing an Amended Value Sale
For Altair to ultimately acquire the home from you, you must complete the required home sale documents sent to you by Altair and Altair’s title partner. The packages will include the Contract of Sale between you and Altair, certain financial information forms and a general warranty deed that will subsequently be used by Altair to convey title.
While these forms are not required until Altair is ready to acquire the home from you, it’s recommended you (and your spouse/partner, if applicable) execute the documents as soon as possible before a Notary Public and return them. Waiting to return the documents could delay Altair’s ability to enter a contract with a buyer and ultimately acquire the home from you. In addition, these documents allow Altair to close on the sale of the home without you needing to be present at the closing of the sale.
You’ll receive your equity directly from Altair. Review Equity Disbursement for more details.
Step 10: Cost of Ownership
You’re responsible for such costs of ownership as property insurance, taxes, utilities, maintenance, and interest on the mortgage through the effective date of the contract of sale between you and Altair or the vacate date, whichever is later. The equity statement from Altair will provide a detailed accounting of your home sale transaction.
You may cancel your property insurance as of the vacate or contract execution date, whichever is later. However, for liability purposes Altair advises your property insurance to remain in effect until your new policy is in force. It’s your responsibility to contact your insurance carrier to advise of cancellation.
Altair will advise you when to discontinue making your mortgage and other payments. If you have arrangements for payments to be automatically drafted from your account, it will be your responsibility to cancel the automatic draft(s) as of your acceptance or vacate date whichever is later. It is imperative you discuss with your relocation consultant when to request this cancelation, as refunds for overpayments will likely be delayed until after closing.
Step 11: Vacating the Home
You’ll need to plan to vacate the home within 24 hours from Altair’s scheduled closing with the outside buyer. Notify your agent and Altair of when you plan to vacate, as your real estate broker will need to decide to pick up your house keys, warranties, garage door opener
Page 14 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

controls and other such necessities. Your consultant will notify you when to transfer utilities to the broker’s name, but do not request the utilities be turned off as this will result in reconnect charges. Be sure to contact the utility companies to provide your forwarding address for your final bills.
It will be necessary to leave the home in cleanly swept condition with all personal property, trash and debris removed to avoid being charged for cleaning charges later. If necessary, cleaning charges will be withheld from the refund of the vacate holdback. The vacate holdback is a temporary holding of a small amount of equity which is eligible to be released to you once you have permanently vacated the property and Altair has verified property condition.

Page 15 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Guaranteed Buyout Offer
When you’re ready to begin the appraisal process, Altair will initiate the appraisal orders based on your appraiser selections to establish a Guaranteed Buyout Offer (GBO) on behalf of AT&T. The GBO is intended to make it possible for you to move with confidence, knowing you may accept Altair’s offer if an acceptable outside offer is not received.
Required Marketing Period
Once you have received your GBO, you’ll be required to market your home under the Home Sale Program for an additional 90 days before you may accept the Guaranteed Buyout Offer made by Altair on behalf of AT&T; however, the offer will be good for a total of 120 days from the date the offer is extended. The required marketing period begins on the day you receive your GBO offer.
You’ll need to adjust your listing price to within 105% of the GBO value, if necessary, at the time you receive your GBO from Altair.
Relocation Appraisals determine the value of the GBO
You’ll select appraisers from a list presented to you by Altair. Once you’re ready to begin the appraisal process, Altair will initiate the order for 2 appraisals. The appraisers will be local, independent appraisers who, once selected, will be hired by Altair to appraise your home.
The primary intent of the home sale program is to assist you in locating a buyer. It is not AT&T’s goal to purchase the homes of our employees. Therefore, the appraisers are asked to objectively evaluate your home to estimate the most probable selling price after a reasonable market exposure. This definition of value differs from a bank or mortgage appraisal and may also differ from what a specific buyer might be willing to pay for your home. The GBO is provided as a fallback offer, available to you if you do not locate a buyer. We will purchase your home at a price that should enable us to re-sell it within a reasonable amount of time.
The GBO value will be the average of the 2 appraisal values; however, if the lower value of the 2 appraisals is not within 5% of the higher value, a 3rd appraisal will be ordered based on your appraiser selections. If this occurs, the GBO will be the average of the 2 closest values. (The Brokers’ Market Analyses discussed previously in Home Sale Program, will not be included in the average.)
The GBO is contingent on the results of the inspections (refer to Home Sale Program Step 3). Repairs identified through these inspections are your financial responsibility and must be completed before equity is released. Repairs are subject to re-inspection.
Amended Value Sale
If, before accepting your GBO, you receive an offer from an outside buyer that you wish to consider, work with your broker and Altair consultant to negotiate the offer so it may be closed as an Amended Value Sale.

Page 16 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Accepting the Guaranteed Buyout Offer
You may accept the GBO at the end of the 90-day marketing period or you may continue to market the home until the end of the acceptance period of the GBO. The acceptance period of the GBO is 120 days, beginning with the date the GBO is extended.
To accept the GBO, you’ll need to:
•Return the executed Contract of Sale and all associated documents. Several of the documents require acknowledgment of a Notary Public. All documents must be in Altair’s possession by the 90th day if you wish to accept at that time, but no later than the end of the 120th day.
•Address all repair items from the inspections (see ‘Step 3: Inspections’ for more information).
It is important to note the following once Altair has acquired the home from you:
•You’ll be given thirty (30) days from acceptance of the GBO to vacate the property.
•If you accept the GBO, you’ll be responsible for insurance, taxes, utilities, maintenance, principal, and interest on the mortgage through the date of acceptance of the GBO or the date the property is vacated, whichever is later.
Equity Advance
If you need access to your equity to close on the purchase of a new home in the new work location, you may request an equity advance of up to 90% of the equity in your current home, based on the GBO value. The advance is not a mortgage loan. The following guidelines will apply:
•The advance may not exceed 90% of the equity based on the GBO but will only be made for the amount you need.
•The total amount of the advance must be used exclusively toward the purchase of a new residence.
•You must sign a promissory note and agree to repay the advance upon completion of the sale of the former residence. The term of the promissory note is 120 days.
If you’re an executive of the company as defined by the Sarbanes-Oxley Act, your equity will be disbursed at the time you accept the Guaranteed Buyout Offer and execute the required paperwork.

Page 17 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Equity Disbursement
Equity will be disbursed (minus $500 holdback) by Altair once you have met all the requirements for the Home Sale Program:
•You have a bona fide offer on your home and all contingencies have been met (except for buyer’s written mortgage approval)
•Repairs have been completed, receipts have been provided to your consultant and re-inspection has been completed (if applicable); Altair may withhold for repair costs for certain, pre-approved repairs only
•All appropriate contracts have been completed and returned to Altair, then executed by Altair
Allow 5 business days after Altair acquires the home from you for calculation and disbursement of equity. Note that while not common, there could be a delay in processing equity if necessary, information from the lender, taxing authorities, insurance company or HOA are delayed. Unless otherwise arranged, Altair will direct deposit the funds into your account.
The $500 holdback will be refunded to you after you have permanently vacated the property and Altair has verified property condition.
Home Sale Incentive
AT&T offers you an incentive to encourage you and your family to work closely with Altair and your real estate broker to locate a buyer and proceed with your relocation. If you negotiate an Amended Value Sale that is at least 95% of your GBO, you’ll be eligible to receive a bonus of 2% of the sales price of the home up to $15,000. If the Amended Value Sale is less than the GBO but at least 95% of the GBO value, you’ll remain eligible to receive the GBO value AND the incentive.
The bonus is reported as additional gross earnings. Appropriate taxes will be withheld at the time of payment. Refer to the Relocation Components Tax Table for further details.
Loss on Sale
AT&T is prepared to assist you if you must sell your home for less than you paid for it originally. Loss on Sale is defined as the difference between the original amount you paid for the home, less the greater of the actual selling price of the home under the Amended Value Sale or Guaranteed Buyout Offer through Altair.
•For homes owned less than 2 years, 100% of the loss will be covered.
•For homes owned 2 years or more, 100% of the loss will be covered, up to 20% of the original purchase price.
Capital improvements will not be considered in the calculation of the loss on sale. Repairs that need to be made to affect the sale of the home to an outside buyer or Altair are also not included in this assistance.
You must provide proof of the original price you paid for the home, such as the Closing Disclosure or comparable documentation. Deductions will be made for special financing or other concessions (discount points, closing costs, etc.).
Page 18 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

It is not recommended you disclose this information to your real estate agent, prospective buyers, or any other individual associated with the sale of the home.
Loss on Sale is reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.
Page 19 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

New Home Finding Assistance
Rental Assistance
To assist employees intending to rent or lease a home or apartment in the new location, the Company provides for the payment of a finder’s fee to locate a suitable home in the new area. The reimbursement of a finder’s fee is applicable only in areas where this charge is typical and customary. Reimbursement may not exceed $1,000 and does not apply to interim living rentals.
Reimbursement of finder’s fees is reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.
Rental assistance OR new home closing costs will be provided, but not both. You should utilize the assistance that aligns with your plans for permanent housing, keeping in mind relocation assistance must be utilized within 12 months.
Home Buying Assistance
If you intend to purchase a new primary residence in the new work location, assistance is provided in finding a home. For current homeowners, it is recommended the GBO be established prior to contracting to purchase a new home.
Do not contact any real estate professional at the destination without the guidance of your Altair consultant. Employees are required to utilize a broker who is qualified by Altair Global to remain eligible for the Home Sale and Home Purchase Components of this Plan. Agents may not be a relative or spouse/domestic partner of the employee, nor may they be an AT&T employee. Employees not using an approved realtor will be required to pay a referral replacement fee.
Altair will ensure you have an agent to assist you with:
•Familiarization with the new location
•Reviewing the types of housing available in the area
•Special needs and interests
•Commute times to and from the office
•Determining the price range of homes in areas of interest
•Pre-screen homes

Page 20 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Mortgage Assistance
One of the critical aspects of buying a new home is obtaining mortgage financing. Altair will provide you with a list of representatives of selected national mortgage companies that will offer loan programs available to you. You’re not required to use any of the lenders referred by Altair, but they typically offer mortgages at competitive interest rates and reduced fees and are familiar with the unique circumstances involved with relocation.
Your designated mortgage company will provide details on financing your transaction. Your consultant will review your closing documents to make certain the charges are in order, consistent with your negotiated purchase contract and within the limits of reimbursements that will be paid by AT&T. All expenses covered by AT&T will be paid by Altair at closing.
Home Purchase Closing Costs Assistance
AT&T is prepared to assist you with normal buyer’s closing costs when you purchase a new primary residence at the new work location. To receive this assistance, you must close the purchase of your new home within your one-year relocation period.
Closing Procedures
Your mortgage company will provide details on financing your transaction. Your consultant will review your closing documents to make certain the charges are in order, consistent with your negotiated purchase contract and within the limits of reimbursements that will be paid by AT&T. All costs eligible for coverage under the AT&T program will be paid by Altair at closing.
Covered Closing Expenses
Reasonable, customary, and non-recurring buyer’s closing costs, which may include the following:
•Appraisal fee if required by lending institution
•Credit report
•Settlement or closing fee
•Title insurance
•Document preparation, Notary & Attorney’s fees
•Government recording and transfer charges (only if required of the buyer)
•Survey (only if required of the buyer)
•Pest or termite inspection (only if required of the buyer)
•Application fee, commitment fee, processing fee, etc.
•HOA transfer fee
Note: The items listed above are not all inclusive. Eligible expenses may vary by local custom. Your consultant will advise you regarding expenses covered by AT&T.
Non-covered Closing Expenses
Specifically excluded are prepaid expenses such as those noted below:
•Prorated interest
•Taxes
Page 21 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

•Homeowner’s insurance
•Mortgage insurance
•Earnest money payments
•Property mortgage insurance for insufficient down money
•Tax or insurance escrow
•Home warranties
•Any fees associated with second mortgages
Covered home purchase expenses are reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.
Discount Inventory Homes
AT&T employees may purchase relocation inventory homes in “as is” condition at an 8% discount off the list price of the home. To qualify for the discount and receive more information, employees must have their real estate agent contact the listing agent; contact the listing agent directly themselves; or send an email to the HR Relocation Team.

Page 22 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Household Goods Moving
Moving your household goods is a critical part of your relocation. AT&T has contracts with van lines to handle the movement of your goods. You’ll be provided with the list of approved carriers to review and interview, if desired. Once you have selected your preferred carrier, notify your Altair consultant. Your consultant will then arrange for a move coordinator with the selected van line to contact you and provide more details surrounding the movement of your household goods.
AT&T will only pay to move goods from your approved origin location to the new primary residence in the vicinity of your new official work location.
Packing and loading dates should be arranged with the mover as early as possible. Even if you do not have specific dates in mind, it is never too early to contact the movers. Every attempt will be made to provide service on the dates you request. However, keep in mind AT&T will not authorize or reimburse additional costs of weekend or holiday service. In many instances it may be necessary to schedule your move 4 or more weeks in advance.
All covered and approved moving costs will be direct billed. You’ll be responsible for any services you contract with the van line outside of the components expressly included in this program.
Insurance
Replacement cost insurance up to $150,000 is provided at no cost to you. If you require additional coverage more than that provided, you should arrange to ensure you have adequate coverage.
Moving Services
The selected household goods carrier will pack, load, insure, transport, deliver and unpack, if you wish, your normal household goods. Unpack service is not “put away service” but rather placing all goods from boxes onto the nearest flat surface which, in many cases, could be the floor, counter tops, etc. Your van line representative will discuss this process with you in greater detail.
Depending on the complexity of services you require, some additional services may be performed by your moving company or a third-party service firm when deemed necessary by the mover and within reasonable costs. Such “third-party” services will be considered for normal household goods only and will not include service for items affixed to the property.

Page 23 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Household Goods Storage
Storage of household goods and personal effects in transit will be covered up to 60 days, but only if storage is unavoidable. The only storage costs covered will be at the approved van lines storage (not mini storage). If storage is required for more than 60 days, the charge will be collected from you by the mover.
If you choose to build or remodel a home in the new location, you’ll be responsible for costs beyond the time allowed by this program.
Transportation of Automobiles
AT&T will pay for shipping 2 personal automobiles per household. The vehicles must be in working order, registered, and must fit on a standard car carrier or moving van. Shipment of classic or antique automobiles is not covered. Personal requests for enclosed car carrier service will be collected from you by the mover. Storage of automobiles is not covered.
You’re responsible for the movement of any additional personal automobiles at your own expense.
Special or Extraordinary Shipping Requirements Are Your Responsibility
Plans should be made in advance for items requiring special or extraordinary handling. These shipping arrangements and the costs will be your responsibility but call the mover directly for advice.
AT&T will not pay for charges by the moving company to pick up or deliver any furnishings or material at any site other than your primary residence including but not limited to self-storage and temporary housing. You will be responsible for paying the mover for this additional service.
Authorized Goods
•Clothing and personal items
•Furniture and fixtures (not attached to the house)
•Major appliances
•Garage tools and lawn equipment
•Pianos
•Grandfather clocks
•Pool tables
•Exercise equipment, treadmills, elliptical machines, stationary bikes
•Snowmobiles, ATVs, and small, personal recreational vehicles

Page 24 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Unauthorized Goods
The van line will provide a more complete list of items not authorized to ship, but keep in mind the following list of items for which AT&T will not authorize transportation.
•Boats greater than 26 feet in length, trailers, airplanes, motorcycles 250 cc and over, off-road vehicles, travel trailers, pop-up trailers, camper inserts for pick-up trucks, campers, motor homes, livestock trailers
•Livestock or domestic animals
•Frozen/perishable foods including wine
•Liquids in unsafe containers/flammable liquids, items that may contaminate or damage other goods
•Valuable papers, jewelry, coins, stamps, fine collectibles, and items of extraordinary value (These items should never be handled by the mover and will not be covered by insurance.)
•Heavy machinery/tractors/farm equipment larger than normally required for yard and garden maintenance
•Lumber or other building materials, including bricks and landscaping pavers
•Antiques and fine art
•Animal-drawn carriages or wagons, vintage and show automobiles
•Storage sheds, greenhouses, playhouses, or other outside buildings
•Hot tubs/spas/above-ground pools
•Live ammunition
•Any other items which cannot be packed or moved by a standard commercial carrier
•Any goods/materials prohibited by law
•Live plants
Note: Gas grills may be shipped but propane tanks will not be accepted by the movers, even if empty; propane tanks are restricted from transport.
Additional Exclusions
The following are excluded in AT&T’s mover contracted services; however, in some cases, the mover may be able to quote a price for these services. In those cases, you may pay the mover directly using your Miscellaneous Move Allowance.
•Weekend or holiday service
•Maid service or housecleaning service
•Tips to movers
•Disassembly of swing sets, basketball goals, or similar personal property
•Insurance for items of extraordinary value or insurance above the coverage provided by AT&T.
•Disassembly/assembly of play gyms, television/radio antennas, chandeliers, flagpoles, etc. If such items are disassembled prior to packing, they may be transported. If movers assemble or disassemble unusual items, you’ll be responsible for those costs.
•Establishing services such as power, water, gas, telephones, etc.
•Exclusive use of moving van or space reservation
•Unauthorized extra pickups or deliveries
•Unauthorized overtime packing and unpacking
Page 25 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

•Unauthorized crating
Important Information Concerning Household Goods Shipping
•Valuables such as jewelry, coin and stamp collections, baseball cards, comic books, computer programs, currency, precious metals, gems or semi-precious stones, rare documents, or most other collectibles should be set aside and transported with you when you travel.
•Be certain to ask the representative of your moving company about items of high value when he or she visits your home to inventory your belongings.
•Accompany the mover through the home as he or she inventories and tags each item to be moved. Plan to check off the items at the destination as well; otherwise, you may have difficulty with claims settlements should they prove necessary.
•You or your representative are required to be present during packing and loading. Do not release the drivers until a complete inspection of the home and property has been accomplished, since items left behind could result in extra charges to you not covered under AT&T’s relocation program.
•Detach items that are to be moved, such as wall-mounted can openers and coffee makers, pictures, posters, curtain rods, attached bookcases and the like. Unplug appliances and electrical devices such as stereos and computers; if possible, stow the connecting cords and cables.
•Remove all items from refrigerators. Unplug, defrost, clean, and let stand open to dry at least 24 hours in advance of loading.
•In the event damage occurs during the shipment of your goods, advise your Altair consultant within 90 days from the date of delivery so the claims process can be initiated. If the move in/out results in damage to your residence contact your moving company representative immediately.
•If you have items in temporary storage, give the shipper maximum possible advance notice of the date you prefer delivery. Fourteen days is recommended to ensure the availability of your preferred dates.
•Keep your utilities on at the old location until at least the day after the scheduled completion of packing and loading.
Household goods moving, auto shipment and storage expenses are reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.

Page 26 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.

Management Employees
Relocation Program – Plan A

Family Acclimation Assistance
AT&T recognizes many employees relocate with a spouse/partner and/or family. The spouse or partner may need to find employment at the new location. Additionally, there may be special needs for relocating families such as adult care facilities for parents, special schools, or activities for children, etc.
AT&T provides assistance through a company called IMPACT Group to help support these efforts.
Family acclimation assistance is reported as additional gross earnings, and the amount will be grossed up to help offset additional taxes. Refer to the Relocation Components Tax Table for further details.
Program Information
Program Control
The intent of the relocation program is to provide reasonable, consistent, and cost-effective financial assistance and quality services to employees who relocate at the request of the company. It does not offer or imply all relocation costs will be fully compensated. The cost and structure of this program have been developed with specific components which are not intended to be substituted, altered, or modified in any way. If you choose to work outside the program, certain components may not be available to you.
This is a reference only and is not a contract. AT&T reserves the right to change, alter, modify, or delete any provisions of the program at any time, with or without prior notice. Individual Business Units and employees may not modify this program. Material, financial and/or substantial changes may only be made by the Human Resource Officer direct reports to the Chairman.

Page 27 of #NUM_PAGES#
        AT&T Proprietary (Internal Use Only) Not for use or disclosure outside the AT&T companies except under written agreement.